Exhibit 10.11

U.S. Well Services, Inc.

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of _______________, 2018 (the “Grant Date”) by and between U.S. Well Services, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Grantee”).

WHEREAS, the Company has adopted the U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.           Grant of Restricted Stock. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, _______________ shares of Common Stock (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.           Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.

3.           Restricted Period; Vesting.

3.1           Except as otherwise provided herein, one-third of the shares of Restricted Stock will vest on each of the first, second and third anniversaries of the Grant Date; provided, however, that (i) no shares of Restricted Stock will vest on any such date unless the closing price of the Common Stock on NASDAQ (or other principal stock exchange on which the Common Stock is then listed for trading) has been $12.00 or greater for 20 trading days in any period of 30 consecutive trading days commencing after the Grant Date (the “Trading Condition”), and (ii) in the event that shares of Restricted Stock do not vest on the applicable anniversary of the Grant Date because the Trading Condition has not then been satisfied, such shares of Restricted Stock will vest upon the later satisfaction of the Trading Condition (but in no event before the applicable anniversary of the Grant Date on which such shares of Restricted Stock are otherwise scheduled to vest); and further provided, that vesting of shares of Restricted Stock on any date (a “Vesting Date”) in accordance with the foregoing will be contingent on the Grantee’s having remained in Continuous Service from the Grant Date until such Vesting Date.

The period over which the Restricted Stock vests is referred to as the “Restricted Period.” The Restricted Period shall expire with respect to shares of Restricted Stock at the time that such shares vest.

3.2           Notwithstanding the vesting schedule set forth in Section 3.1, if the Grantee’s Continuous Service is terminated by the Grantee’s resignation without Good Reason or by the Company or an Affiliate for Cause before all of his or her Restricted Stock has vested, the Grantee’s unvested shares of Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement with respect to such unvested shares of Restricted Stock. Notwithstanding the vesting schedule set forth in Section 3.1, in the event of the Grantee’s death or if the Grantee’s Continuous Service is terminated (i) by the Company or an Affiliate for Disability, (ii) by the Company or an Affiliate without Cause, or (iii) by the Grantee for Good Reason, 100% of the unvested shares of Restricted Stock shall vest as of the date of such termination.

Notwithstanding anything herein or in the Plan to the contrary, for purposes of this Agreement, (a) if the Grantee is party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “Disability,” “Disability” shall have the definition contained therein; or (b) if no such agreement exists or if such agreement does not define “Disability,” “Disability” shall have the meaning set forth in the Plan.

Notwithstanding anything herein or on the Plan to the contrary, for purposes of this Agreement: (a) if the Grantee is party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “Good Reason,” “Good Reason” shall have the definition contained therein; or (b) if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” means the Grantee’s resignation of employment within ninety (90) days after the occurrence of any of the following events: (i) the Company’s material breach of an employment or service agreement between the Company or its Affiliates and the Grantee (including this Agreement); (ii) the assignment of the Grantee, by the Company or any of its direct or indirect successors, without the Grantee’s consent, to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than the Grantee’s position, responsibilities, or duties immediately prior to such assignment; or (iii) any attempt on the part of the Company to require the Grantee to perform (or omit to perform) any act or to engage (or omit to engage) in any conduct that would constitute illegal action or inaction on the part of the Grantee. The Grantee will provide the Company a written notice which describes the circumstances in sufficient detail that is cause for the Good Reason termination within thirty (30) days after the occurrence of the event. The Company will have thirty (30) days from the receipt of such notice to cure the event prior to the Grantee exercising his/her right to terminate for Good Reason and, if not cured to the Grantee’s reasonable satisfaction, the Grantee’s Good Reason termination will be effective upon the expiration of such cure period.

4.           Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.           Rights as Shareholder; Dividends.

5.1           The Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share of Restricted Stock and, if such share of Restricted Stock is forfeited, the Grantee shall have no right to such dividends.

5.2           The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued may be retained by the Company until such time as the Restricted Stock vests.

5.3           If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6.           No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

7.           Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8.           Tax Liability and Withholding.

8.1          The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)          tendering a cash payment.

(b)          authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

(c)          delivering to the Company previously owned and unencumbered shares of Common Stock.

8.2          Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.           Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10.          Restrictive Covenants. Ancillary to the Company’s promise to grant the Restricted Stock, and in consideration of the Grantee’s receipt of the Restricted Stock and Confidential Information provided by the Company to the Grantee in connection with the Grantee’s employment or other service relationship with the Company or any Affiliate, the Grantee agrees as follows:

10.1        During the period of the Grantee’s employment or other service relationship with the Company or any Affiliate and for a period of [twenty four (24)/eighteen (18)] months after the termination the Grantee’s Continuous Service, the Grantee shall not, directly or indirectly, except in connection with the Grantee’s duties to and for the sole account and benefit of the Company or any Affiliate, whether as a sole proprietor, investor, partner, member, stockholder, employee, director, officer, guarantor, consultant, independent contractor, or in any other capacity as principal or agent, or through any person, subsidiary, affiliate, or employee acting as nominee or agent, except with the consent of the Company:

(a)          Conduct or engage in, or be interested in or associated with, any person or entity anywhere in the Market Area (other than the Company and its Affiliates) that conducts or engages in the shale fracking business;

(b)          Solicit, attempt to solicit, or accept business from or otherwise service, or cause to be solicited or have business accepted from or otherwise service, any then-current customers of Company or its Affiliates, any persons or entities anywhere in the Market Area who were customers of the Company or its Affiliate within the three hundred sixty five (365) days preceding the termination the Grantee’s Continuous Service, or any prospective customers of the Company or its Affiliates for whom bids were being prepared or had been submitted as of the termination the Grantee’s Continuous Service; or

(c)          Induce, or attempt to induce, hire or attempt to hire, or cause to be induced or hired, any employee of the Company or its Affiliate, or persons who were employees of the Company or its Affiliate within the three hundred sixty five (365) days preceding the termination the Grantee’s Continuous Service, to leave or terminate his or her employment with the Company or its Affiliate, or hire or engage as an independent contractor any such employee of the Company or its Affiliate.

Notwithstanding the foregoing, the Grantee shall not be prevented from (A) investing in or owning up to two percent (2%) of the outstanding stock of any corporation engaged in a business competitive with the Company, provided that such shares are regularly traded on a national securities exchange or in any over-the-counter market or (B) retaining any shares of stock in any corporation which the Grantee owned before the date of his employment or other service relationship with the Company, or (C) being employed by or serving as a paid consultant to a private equity or debt investment firm that invests in a competitive business. For the avoidance of doubt, this provision shall not prevent the Grantee from being a passive investor in a private equity or debt investment firm that invests in a competitive business. For purposes of this Agreement, “Market Area” shall mean the following geographic areas: (i) the counties in the state of Texas in which any part of the Eagle Ford Shale or the Permian Basin or the Anadarko Basin or the Haynesville Shale is located; (ii) the counties in the state of Arkansas in which any part of the Haynesville Shale is located; (iii) the counties in the states of West Virginia and Ohio, and the Commonwealth of Pennsylvania in which any part of the Utica or Marcellus formations is located; (iv) the counties in the states of Colorado, Wyoming, Nebraska and Kansas in which any part of the Denver-Julesburg Basin is located; (v) the following Parishes in the state of Louisiana: Caddo, Bossier, DeSoto, Sabine, Red River and Lafayette; and (vi) any other areas that are within a twenty (20) mile radius of any location where the Company or its Affiliates is, as of the date that the termination the Grantee’s Continuous Service, (x) conducting shale fracking business; or (y) has materially developed plans to conduct shale fracking business, provided that the Grantee was involved with or obtained Confidential Information about any such plans to conduct shale fracking business during the period of the Grantee’s employment or other service relationship with the Company or its Affiliate.

10.2         The Grantee acknowledges that in the Grantee’s employment or other service relationship with the Company or its Affiliate, the Grantee is or will be making use of, acquiring, or adding to the confidential information of the Company or its Affiliates (the “Confidential Information”) which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding operations; and records and policy matters relating to finance, personnel, market research, strategic planning, current and potential customers, lease arrangements, service contracts, management, and operations. Therefore, to protect the Confidential Information, the Grantee agrees that, at all times, the Grantee will not, except in connection with the Grantee’s employment or other service relationship with the Company or its Affiliate, directly or indirectly, use or disclose any Confidential Information.

10.3         If at the time of enforcement of any provision of this Section 10, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

10.4         If the Grantee breaches any of the covenants in this Section 10, all unvested shares of Restricted Stock shall be immediately forfeited. Further, the Grantee acknowledges that any breach by the Grantee of the provisions of this Section 10 shall cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of this Section 10 will be inadequate, and agrees that the Company shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief, without the necessity of posting any bond, in the case of any such breach or attempted breach. In the event that the Company shall file a claim alleging a breach of the provisions of this Section 10, then any time period set forth in this Section 10, will be extended one month for each month the Grantee was in breach of this Section 10, so that the Company is provided the benefit of the full restricted covenant period.

10.5         The covenants set forth in this Section 10 shall be in addition to, and shall not replace or supersede, any other restrictive covenants to which the Grantee may be subject as a result of the Grantee’s employment or other service relationship with the Company or its Affiliates.

10.6         Notwithstanding any other provision of this Agreement: (x) the Grantee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that (i) is made: (A) in confidence to a federal (including, without limitation, the SEC or Financial Industry Regulatory Authority), state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; (y) if the Grantee files a lawsuit for retaliation, the Grantee may disclose Employer’s trade secrets to his attorney and use the trade secret information in the court proceeding if the Grantee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order; and, (z) nothing in this Agreement prevents the Grantee from communicating with government agencies as permitted by law. Without prior authorization of the Company, however, the Company does not authorize the Grantee to disclose to any third party (including any government official or any attorney the Grantee may retain) any communications that are covered by the Company’s attorney-client privilege.

11.         Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12.         Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

13.         Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.         Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15.         Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16.         Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.         Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

18.         Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.         Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20.         Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s written consent.

21.         No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.         Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. Well Services, Inc.

By:

Name:

Title:

Grantee

By:

Name:

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